As filed with the Securities and Exchange Commission on June 5, 2009
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ABM Industries Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-1369354
(State of Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)
551 Fifth Avenue,
Suite 300
New York,
New York 10176
(Address of Principal Executive Offices)

ABM Industries Incorporated 2006 Equity Incentive Plan
(Full Title of the Plan)
c/o Sarah Hvalinka McConnell, Esq.
Senior Vice President, General Counsel and
Corporate Secretary
(212) 297-0200
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:

Sarah Hvalinka McConnell, Esq.	Kyoko Takahashi Lin, Esq.
Senior Vice President, General Counsel and	Davis Polk & Wardwell
Corporate Secretary	450 Lexington Avenue
551 Fifth Avenue, Suite 300	New York, NY 10017
New York, New York 10176	(212) 450-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount To Be	Offering Price	Aggregate	Registration
Title of Each Class of Securities to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee(3)
Common shares, $.01 par value	2,750,000 shares	$17.38	$47,795,000	$2,666.96

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the plan, as this amount may be adjusted as a result of share splits, share dividends and antidilution provisions.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported of the securities being registered hereby on the New York Stock Exchange on June 4, 2009.

(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE
     This Registration Statement has been filed to register 2,750,000 additional shares of common shares, par value $.01 per share, to be offered pursuant to the ABM Industries Incorporated 2006 Equity Incentive Plan, as amended and restated, effective March 3, 2009 (the “Plan”). The Plan has been amended since the filing of ABM Industries Incorporated’s previous registration statement (File No. 333-137241, filed on September 12, 2006) on Form S-8, which covered the Plan prior to its amendment. Pursuant to General Instruction E to Form S-8, the contents of the previous registration statement related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by ABM Industries Incorporated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.
(1) The Company’s Annual Report on Form 10-K/A for the year ended October 31, 2008.
(2) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 2008.
     All documents subsequently filed by ABM Industries Incorporated pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
     Ms. Sarah Hvalinka McConnell, Esq., who is giving an opinion on the validity of the securities being registered, is Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated. She has received and is eligible to receive awards under the Plan.
Item 8. Exhibits.

Exhibit
Number

4.1	Restated Certificate of Incorporation of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the period ended October 31, 2003, as filed on January 14, 2004,
File No. 001-08929).*

4.2	Amended and Restated Bylaws of ABM Industries Incorporated (incorporated by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the period ended July 31, 2008 as filed on September 9, 2008, File No. 001-08929).*

5.1	Opinion of Ms. Sarah Hvalinka McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated.

Exhibit
Number

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ms. Sarah Hvalinka McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1).

24	Powers of Attorney (included in the signature pages hereof).

99.1	ABM Industries Incorporated 2006 Equity Incentive Plan (as amended and restated, effective March 3, 2009) (incorporated herein by reference to Appendix A of the Proxy Statement filed on February 2, 2009, File No. 001-08929).*

*	Incorporated by reference

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, ABM Industries Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 5th day of June, 2009.

ABM INDUSTRIES INCORPORATED
By:	/s/ Henrik C. Slipsager
	Name:	Henrik C. Slipsager
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY
     Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Sarah H. McConnell and Barbara L. Smithers as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable ABM Industries Incorporated to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 5th day of June, 2009 by the following persons in the following capacities.

Signature	Title	Date
President, Chief Executive Officer and Director
	(Principal Executive Officer)	June 5, 2009
/s/ Henrik Slipsager Henrik Slipsager

Executive Vice President and Chief Financial Officer
	(Principal Financial Officer)	June 5, 2009
/s/ James Lusk James Lusk

Senior Vice President, Controller and Chief Accounting Officer
	(Principal Accounting Officer)	June 5, 2009
/s/ Joseph F. Yospe Joseph F. Yospe

	Director	June 5, 2009
/s/ Dan T. Bane Dan T. Bane

	Director	June 5, 2009
/s/ Linda Chavez Linda Chavez

	Director	June 5, 2009
/s/ Anthony G. Fernandes Anthony G. Fernandes

	Director	June 5, 2009
/s/ Luke S. Helms Luke S. Helms

	Director	June 5, 2009
/s/ Maryellen C. Herringer Maryellen C. Herringer

	Director	June 5, 2009
/s/ Henry L. Kotkins, Jr. Henry L. Kotkins, Jr.

	Director	June 5, 2009
/s/ William W. Steele William W. Steele

EXHIBIT INDEX

Exhibit
Number
4.1	Restated Certificate of Incorporation of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the period ended October 31, 2003, as filed on January 14, 2004, File No. 001-08929).*

4.2	Amended and Restated Bylaws of ABM Industries Incorporated (incorporated by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the period ended July 31, 2008 as filed on September 9, 2008, File No. 001-08929).*

5.1	Opinion of Ms. Sarah Hvalinka McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ms. Sarah Hvalinka McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1).

24	Powers of Attorney (included in the signature pages hereof).

99.1	ABM Industries Incorporated 2006 Equity Incentive Plan (as amended and restated, effective March 3, 2009) (incorporated herein by reference to Appendix A of the Proxy Statement filed on February 2, 2009, File No. 001-08929).*

*	Incorporated by reference